As filed with the Securities and Exchange Commission on March 22, 2001
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                 Artisoft, Inc.
             (Exact name of registrant as specified in its charter)


             Delaware                                            84-0446453
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                               5 Cambridge Center
                         Cambridge, Massachusetts 02142
                                  (617)354-0600
   (Address and telephone number of registrant's principal executive offices)


                                 Artisoft, Inc.
                        1994 Employee Stock Purchase Plan
                              (Full title of plan)


                                                             Copy To:
           Kirk D. Mayes, Controller                  Thomas E. Laursen,Esq.,
                 Artisoft, Inc.                      Holme Roberts & Owen LLP
               5 Cambridge Center                1700 Lincoln Street, Suite 4100
         Cambridge, Massachusetts 02142               Denver, Colorado 80203
                 (617)354-0600                            (303) 861-7000
(Name, Address, and Telephone Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

================================================================================================
  Title of                          Proposed Maximum     Proposed Maximum
Securities to       Amount to        Offering Price          Aggregate            Amount of
be Registered     be Registered       Per Share(1)       Offering Price(1)   Registration Fee(1)
------------------------------------------------------------------------------------------------
Common Stock         200,000             $3.00               $600,000             $158.40
================================================================================================

(1) Calculated pursuant to Rule 457(c) and (h). Consisting of 200,000 shares at $3.00 (the average of the high and low prices of shares of Common Stock on March 21, 2001).

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The contents of Artisoft, Inc.'s Registration Statement on Form S-8, previously filed with the Securities and Exchange Commission (File No. 33-89268) are hereby incorporated by reference. This registration statement registers additional securities of the same class as the securities registered by such prior registration statement, and the securities registered hereby will be issued pursuant to the Employee Stock Purchase Plan referred to in such prior registration statement.

8. EXHIBITS.

   5.1     Legality Opinion of Holme Roberts & Owen LLP

   23.1    Consent of KMPG LLP

   23.3    Consent of Holme Roberts & Owen LLP (contained in Exhibit 5.1)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on March 22, 2001.

                                   Artisoft, Inc.

                                   By: /s/ Steven G. Manson
                                      -------------------------------------
                                   Name:   Steven G. Manson
                                   Title:  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Steven G. Manson          President and Chief Executive       March 22, 2001
--------------------------    Officer (Principal Executive
Steven G. Manson              Officer); Director


/s/ Michael O'Donnell         Financial Officer (Principal        March 22, 2001
--------------------------    Financial Officer and Principal
Michael O'Donnell             Accounting Officer)


/s/ Michael P. Downey         Director                            March 22, 2001
--------------------------
Michael P. Downey


/s/ Francis E. Girard         Director                            March 22, 2001
--------------------------
Francis E. Girard


/s/ Kathryn B. Lewis          Director                            March 22, 2001
--------------------------
Kathryn B. Lewis


/s/ James L. Zucco            Director                            March 22, 2001
--------------------------
James L. Zucco

                                 EXHIBIT INDEX

  Exhibit
  Number                     Description
  ------                     -----------

   5.1        Legality Opinion of Holme Roberts & Owen LLP

   23.1       Consent of KPMG LLP

   23.3       Consent of Holme Roberts & Owen LLP (Contained in Exhibit 5.1)